Exhibit 99.1

FOR IMMEDIATE RELEASE:
July 20, 2022

M&T BANK CORPORATION ANNOUNCES SECOND QUARTER RESULTS

BUFFALO, NEW YORK -- M&T Bank Corporation (“M&T”) (NYSE: MTB) today reported its results of operations for the quarter ended June 30, 2022.

GAAP Results of Operations.  Diluted earnings per common share measured in accordance with generally accepted accounting principles (“GAAP”) were $1.08 in the second quarter of 2022, compared with $3.41 in the year-earlier quarter and $2.62 in the first quarter of 2022. GAAP-basis net income was $218 million in the recent quarter, $458 million in the second quarter of 2021 and $362 million in the first 2022 quarter. GAAP-basis net income in the second quarter of 2022 expressed as an annualized rate of return on average assets and average common shareholders' equity was .42% and 3.21%, respectively, compared with 1.22% and 11.55%, respectively, in the similar 2021 period and .97% and 8.55%, respectively, in the first quarter of 2022. M&T’s second quarter 2022 results reflect a full-quarter impact of its April 1, 2022 acquisition of People’s United Financial, Inc. (“People’s United”). However, the results reflect non-operating merger-related expenses associated with the acquisition of $465 million ($346 million after-tax effect, or $1.94 of diluted earnings per common share) in the recent quarter, compared with $4 million ($3 million after-tax effect, or $.02 of diluted earnings per common share) in the year-earlier quarter and $17 million ($13 million after-tax effect, or $.10 of diluted earnings per share) in the initial quarter of 2022.

The closing of the acquisition of People’s United resulted in the issuance of 50.3 million common shares. Pursuant to the terms of the merger agreement, People’s United shareholders received consideration valued at .118 of an M&T common share in exchange for each common share of People’s United. Additionally, People’s United outstanding preferred stock was converted into shares of Series H preferred stock of M&T (NYSE: MTBPrH). The fair value of assets acquired in the transaction totaled approximately $64.2 billion, including $35.8 billion of loans and leases, while liabilities assumed were approximately $55.5 billion, including $53.0 billion of deposits. The purchase price totaled approximately $8.4 billion (with the price based on M&T’s close price of $164.66 per share as of April 1, 2022). The transaction resulted in approximately $3.9 billion of goodwill recorded on M&T’s balance sheet. The company anticipates transferring financial records of People’s United to M&T’s core operating systems by the end of the third quarter.

Darren J. King, Chief Financial Officer, commented on M&T’s results, “We were extremely pleased with the second quarter results and our continued momentum following the acquisition of People’s United. Higher average earning assets and the benefits from an increased net interest margin helped drive revenue growth, while expenses remained well controlled. Although financial results for the recent quarter reflect significant

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merger-related expenses, the acquisition has already had a positive impact on M&T’s net operating results. In addition, our capital position remains very strong with an estimated Common Equity Tier 1 ratio of 10.9%.”

Earnings Highlights

				Change 2Q22 vs.
($ in millions, except per share data)	2Q22	2Q21	1Q22	2Q21	1Q22

Net income	$218	$458	$362	-53%	-40%
Net income available to common shareholders ̶ diluted	$192	$439	$340	-56%	-43%
Diluted earnings per common share	$1.08	$3.41	$2.62	-68%	-59%
Annualized return on average assets	.42%	1.22%	.97%
Annualized return on average common equity	3.21%	11.55%	8.55%

For the first six-months of 2022, diluted earnings per common share were $3.45, compared with $6.73 in the year-earlier period. GAAP-basis net income was $580 million and $905 million in the first half of 2022 and 2021, respectively.  Expressed as an annualized rate of return on average assets and average common shareholders’ equity, GAAP-basis net income in the six-month period ended June 30, 2022 was .65% and 5.34%, respectively, compared with 1.22% and 11.56%, respectively, in the similar 2021 period.

Supplemental Reporting of Non-GAAP Results of Operations.  M&T consistently provides supplemental reporting of its results on a “net operating” or “tangible” basis, from which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill and core deposit and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T (when incurred), since such items are considered by management to be “nonoperating” in nature. The amounts of such “nonoperating” expenses are presented in the tables that accompany this release.

Reflected in merger-related expenses in the second quarter of 2022 was a provision for credit losses of $242 million. GAAP requires that acquired loans be recorded at estimated fair value, which includes the use of interest rate and expected credit loss assumptions to forecast estimated cash flows. GAAP also provides that an allowance for credit losses on loans acquired, but not classified as purchased credit deteriorated (“PCD”) also be recognized. Accordingly, M&T recorded a $242 million provision related to such loans obtained in the People’s United acquisition. Given the requirement to recognize such losses above and beyond the impact of forecasted losses used in determining the fair value of acquired loans, M&T considers that provision to be a merger-related expense. Other merger-related expenses generally consist of professional services and other temporary help fees associated with actual or planned conversions of systems and/or integration of operations, costs related to terminations of existing contractual arrangements to purchase various services, severance and travel costs. Although “net operating income” as defined by M&T is not a GAAP measure, M&T's management believes that this information helps investors understand the effect of acquisition activity in reported results.

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Diluted net operating earnings per common share were $3.10 in the second quarter of 2022, compared with $3.45 in the year-earlier quarter and $2.73 in the first quarter of 2022. Net operating income aggregated $578 million in the recent quarter, $463 million in the second quarter of 2021 and $376 million in 2022’s first quarter. Expressed as an annualized rate of return on average tangible assets and average tangible common shareholders' equity, net operating income in the second quarter of 2022 was 1.16% and 14.41%, respectively, 1.27% and 16.68%, respectively, in the similar quarter of 2021 and 1.04% and 12.44%, respectively, in the first quarter of 2022.

Diluted net operating earnings per common share in the first six months of 2022 totaled $5.88, compared with $6.84 in the similar 2021 period. Net operating income during the first half of 2022 was $954 million, up from $920 million in the six-month period ended June 30, 2021. Net operating income expressed as an annualized rate of return on average tangible assets and average tangible common shareholders’ equity was 1.11% and 13.57%, respectively, in the initial six months of 2022, compared with 1.28% and 16.86%, respectively, in the similar 2021 period.

Taxable-equivalent Net Interest Income.  Net interest income expressed on a taxable-equivalent basis totaled $1.42 billion in the recent quarter, compared with $946 million in the second quarter of 2021 and $907 million in the first quarter of 2022. The increase compared with the earlier quarters reflects a higher net interest margin and the impact of earning assets obtained in the acquisition of People’s United that totaled approximately $56.6 billion on April 1, 2022. Average earning assets rose to $189.8 billion in the recent quarter, 39% above the $136.9 billion average in the second quarter of 2021 and 37% higher than $138.6 billion in 2022’s first quarter. Average loans outstanding were $127.6 billion in the second quarter of 2022, compared with $98.6 billion in the year earlier quarter and $92.2 billion in the first quarter of 2022. Reflecting the impact of rising interest rates, the net interest margin increased to 3.01% in the second quarter of 2022, up from 2.77% in the corresponding quarter of 2021 and 2.65% in the first quarter of 2022.

Taxable-equivalent Net Interest Income

				Change 2Q22 vs.
($ in millions)	2Q22	2Q21	1Q22	2Q21	1Q22

Average earning assets	$189,755	$136,951	$138,624	39%	37%
Net interest income ̶ taxable-equivalent	$1,422	$946	$907	50%	57%
Net interest margin	3.01%	2.77%	2.65%

Provision for Credit Losses/Asset Quality.  The provision for credit losses was $302 million in the second quarter of 2022. As already noted, included in that amount was a $242 million provision, recorded in accordance with GAAP, related to loans obtained in the People’s United acquisition that were considered non-PCD. GAAP provides that an allowance for credit losses on such loans be recorded beyond the recognition of the fair value of the loans at the acquisition date. In addition to that merger-related provision, M&T recorded a

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provision for credit losses of $60 million in the recent quarter. A $10 million provision was recorded in the initial quarter of 2022 and a $15 million provision recovery in the second quarter of 2021. Net loan charge-offs were $50 million in the second quarter of 2022, $46 million in the second quarter of 2021 and $7 million in 2022’s first quarter. Expressed as an annualized percentage of average loans outstanding, net charge-offs were .16% and .19% in the second quarters of 2022 and 2021, respectively, and .03% in the first quarter of 2022.

Loans classified as nonaccrual totaled $2.63 billion at June 30, 2022, up from $2.24 billion at June 30, 2021 and $2.13 billion at March 31, 2022. The increase in the balance of nonaccrual loans resulted from loans obtained in the acquisition of People’s United. Nonaccrual loans as a percentage of total loans declined to 2.05% at the recent quarter-end from 2.31% a year earlier and 2.32% at March 31, 2022. Assets taken in foreclosure of defaulted loans were $29 million at June 30, 2022, $28 million a year earlier and $24 million at March 31, 2022.

Allowance for Credit Losses.  M&T regularly performs comprehensive analyses of its loan portfolios and assesses forecasted economic conditions for purposes of determining the adequacy of the allowance for credit losses. As a result of those procedures, the allowance for credit losses totaled $1.82 billion or 1.42% of loans outstanding at June 30, 2022. The acquisition of People’s United loans and leases resulted in a $341 million increase in the allowance for credit losses as of April 1, 2022, including $99 million related to PCD loans and $242 million related to non-PCD loans. Including the impact of the acquisition, M&T’s allowance for credit losses was $1.81 billion on April 1, 2022, or 1.42% of then outstanding loans. The allowance for credit losses was $1.58 billion or 1.62% of loans outstanding at June 30, 2021 and $1.47 billion or 1.60% at March 31, 2022.

Asset Quality Metrics
				Change 2Q22 vs.
($ in millions)	2Q22	2Q21	1Q22	2Q21	1Q22

At end of quarter
Nonaccrual loans	$2,633	$2,242	$2,134	17%	23%
Real estate and other foreclosed assets	$29	$28	$24	3%	22%
Total nonperforming assets	$2,662	$2,270	$2,158	17%	23%
Accruing loans past due 90 days or more (1)	$524	$1,077	$777	-51%	-33%
Nonaccrual loans as % of loans outstanding	2.05%	2.31%	2.32%

Allowance for credit losses	$1,824	$1,575	$1,472	16%	24%
Allowance for credit losses as % of loans outstanding	1.42%	1.62%	1.60%

For the period
Provision for credit losses	$302	$(15)	$10	—	—
Net charge-offs (2)	$50	$46	$7	8%	—
Net charge-offs as % of average loans (annualized) (2)	.16%	.19%	.03%

(1)	Predominantly government-guaranteed residential real estate loans.
(2)	For the quarter-ended June 30, 2022, net charge-offs and related data do not reflect $33 million of charge-offs related to PCD acquired loans.

Noninterest Income and Expense.  Noninterest income totaled $571 million in the second quarter of 2022, up from $514 million in the year-earlier quarter. People’s United-related revenues in the recent quarter added approximately $79 million to noninterest income, including $33 million in service charges on deposit accounts

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and $14 million in trust income. Excluding People’s United-related revenues, the lower level of noninterest income in the most recent quarter as compared with the second quarter of 2021 reflects decreased mortgage banking revenues impacted by M&T’s decision to retain recently originated mortgage loans in portfolio rather than sell such loans while still selling select lower-yielding mortgage loans, partially offset by higher trust income and brokerage services income. Noninterest income was $541 million in this year’s first quarter. The comparative decline in the recent quarter, excluding People’s United-related revenues, was predominantly the result of decreased mortgage banking revenues and receipt of a $30 million distribution resulting from M&T’s investment in Bayview Lending Group in 2022’s initial quarter, whereas no similar distribution was received in the recent quarter. Those declines were partially offset by higher trust income and increased merchant discount and credit card fees included in other revenues from operations.

Noninterest Income

				Change 2Q22 vs.
($ in millions)	2Q22	2Q21	1Q22	2Q21	1Q22

Mortgage banking revenues	$83	$133	$109	-38%	-24%
Service charges on deposit accounts	124	99	102	26%	22%
Trust income	190	163	169	17%	12%
Brokerage services income	24	10	20	135%	20%
Trading account and foreign exchange gains	2	7	5	-65%	-57%
Gain (loss) on bank investment securities	—	(11)	(1)	—	—
Other revenues from operations	148	113	137	31%	8%
Total	$571	$514	$541	11%	6%

Noninterest expense totaled $1.40 billion in the second quarter of 2022, compared with $865 million in the similar quarter of 2021 and $960 million in the first quarter of 2022. Excluding expenses considered to be nonoperating in nature, such as amortization of core deposit and other intangible assets and merger-related expenses, noninterest operating expenses were $1.16 billion in the recent quarter, $859 million in the second quarter of 2021 and $941 million in 2022’s first quarter. The most significant factor for the higher level of operating expenses in the recent quarter was the impact of operations obtained in the People’s United acquisition.

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Noninterest Expense

				Change 2Q22 vs.
($ in millions)	2Q22	2Q21	1Q22	2Q21	1Q22

Salaries and employee benefits	$776	$479	$578	62%	34%
Equipment and net occupancy	125	81	86	54%	45%
Outside data processing and software	94	74	80	26%	18%
FDIC assessments	22	18	16	26%	45%
Advertising and marketing	21	13	16	54%	29%
Printing, postage and supplies	16	11	10	40%	53%
Amortization of core deposit and other intangible assets	18	3	1	—	—
Other costs of operations	331	186	173	78%	91%
Total	$1,403	$865	$960	62%	46%

The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from bank investment securities), measures the relationship of operating expenses to revenues. M&T's efficiency ratio was 58.3% in the second quarter of 2022, 58.4% in the year-earlier quarter and 64.9% in the first quarter of 2022. The higher ratio in 2022’s first quarter reflects seasonally higher salaries and employee benefits expenses in that quarter.

Balance Sheet.  M&T had total assets of $204.0 billion at June 30, 2022, compared with $150.6 billion and $149.9 billion at June 30, 2021 and March 31, 2022, respectively. Loans and leases, net of unearned discount, were $128.5 billion at June 30, 2022, compared with $97.1 billion at June 30, 2021 and $91.8 billion at March 31, 2022. The higher level of loans and leases at the recent quarter-end as compared with the earlier dates noted is largely a reflection of balances associated with the acquisition of People’s United. Also reflective of that acquisition, total deposits rose to $170.4 billion at the recent quarter-end, compared with $128.3 billion a year earlier and $126.3 billion at March 31, 2022.

Total shareholders' equity was $25.8 billion or 12.64% of total assets at June 30, 2022, $16.7 billion or 11.10% at June 30, 2021 and $17.9 billion or 11.93% at March 31, 2022. Common shareholders' equity was $23.8 billion, or $135.16 per share, at June 30, 2022, compared with $15.5 billion, or $120.22 per share, a year-earlier and $16.1 billion, or $124.93 per share, at March 31, 2022. Tangible equity per common share was $85.78 at June 30, 2022, $84.47 at June 30, 2021 and $89.33 at March 31, 2022. In the calculation of tangible equity per common share, common shareholders' equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances. M&T estimates that the ratio of Common Equity Tier 1 to risk-weighted assets under regulatory capital rules was approximately 10.9% at June 30, 2022, compared with 11.7% three months earlier and 10.7% at June 30, 2021.

In accordance with its capital plan, M&T repurchased 3,505,946 shares of its common stock during the recent quarter at an average cost per share of $171.14 resulting in a total cost of $600 million.

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Conference Call.  Investors will have an opportunity to listen to M&T's conference call to discuss second quarter financial results today at 10:00 a.m. Eastern Time. Those wishing to participate in the call may dial (888) 632-3384. International participants, using any applicable international calling codes, may dial (785) 830-1914. Callers should reference M&T Bank Corporation or the conference ID #MTBQ222. The conference call will be webcast live through M&T's website at https://ir.mtb.com/events-presentations. A replay of the call will be available through Wednesday July 27, 2022 by calling (800) 925-9346, or (402) 220-5380 for international participants. No conference ID is required. The event will also be archived and available by 3:00 p.m. today on M&T's website at https://ir.mtb.com/events-presentations.

About M&T. M&T is a financial holding company headquartered in Buffalo, New York. M&T's principal banking subsidiary, M&T Bank, provides banking products and services in 12 states across the eastern U.S. from Maine to Virginia and Washington, D.C. Trust-related services are provided in select markets in the U.S. and abroad by M&T's Wilmington Trust-affiliated companies and by M&T Bank. For more information on M&T Bank, visit www.mtb.com.

Upon closing the acquisition of People’s United, M&T and The M&T Charitable Foundation launched a series of investments and activities to support communities across New England and New York. Among those efforts was the announcement of the Amplify Fund – a philanthropic investment to drive sustainable impact across the legacy People's United region. The Fund will be deployed over three years to benefit historically under-represented, low- and moderate-income communities using a racial equity and justice lens.

Last month, the company also launched a Multicultural Small Business Innovation Lab in Bridgeport, Connecticut. This follows successful initiatives in Buffalo and Harrisburg. The seven-week program is designed to help local multicultural business owners thrive, grow and pursue new ideas by providing guidance and skills to expand and operate their businesses. It will accept as many as 50 entrepreneurs and is part of M&T Bank’s mission to build a culturally fluent bank that understands the needs of the communities it serves and provide the resources to address those needs.

Forward-Looking Statements.  This news release and related conference call may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the rules and regulations of the SEC.  Any statement that does not describe historical or current facts is a forward-looking statement, including statements based on current expectations, estimates and projections about M&T's business, and management's beliefs and assumptions.

Statements regarding the potential effects of events or factors specific to M&T and/or the financial industry as a whole, as well as national and global events generally, on M&T's business, financial condition, liquidity and results of operations may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond M&T's control. As

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described further below, statements regarding M&T’s expectations or predictions regarding the acquisition of People’s United are also forward-looking statements, including statements regarding the expected financial results, prospects, targets, goals and outlook.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("future factors") which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Future factors include the impact of the People’s United transaction (as described in the next paragraph); the impact of the war in Ukraine; the impact of the COVID-19 pandemic; economic conditions including inflation and supply chain issues; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; prepayment speeds, loan originations, credit losses and market values on loans, collateral securing loans, and other assets; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock-based compensation awards to be issued in future periods; the impact of changes in market values on trust-related revenues; legislation or regulations affecting the financial services industry and/or M&T and its subsidiaries individually or collectively, including tax policy; regulatory supervision and oversight, including monetary policy and capital requirements; governmental and public policy changes; the outcome of pending and future litigation and governmental proceedings, including tax-related examinations and other matters; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board, regulatory agencies or legislation; increasing price, product and service competition by competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products and services; containing costs and expenses; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries' future businesses; and material differences in the actual financial results of merger, acquisition and investment activities compared with M&T's initial expectations, including the full realization of anticipated cost savings and revenue enhancements.

In addition, future factors related to the acquisition of People’s United include, among others: the outcome of any legal proceedings that may be instituted against M&T; the possibility that the anticipated benefits of the transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where M&T does business; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships;

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M&T’s success in executing its business plans and strategies and managing the risks involved in the foregoing; the business, economic and political conditions in the markets in which M&T operates; and other factors that may affect future results of M&T.

Future factors related to the acquisition also include risks, such as, among others: that there could be an adverse effect on M&T’s ability to retain customers and retain or hire key personnel and maintain relationships with customers; that integration efforts may be more difficult or time-consuming than anticipated, including in areas such as sales force, cost containment, asset realization, systems integration and other key strategies; that profitability following the combination may be lower than expected including for possible reasons such as lower than expected revenues or higher or unexpected costs, charges or expenses resulting from the transaction; unforeseen risks that may exist; and other factors that may affect future results of M&T.

These are representative of the future factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which M&T and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other future factors.

M&T provides further detail regarding these risks and uncertainties in its Form 10-K for the year-ended December 31, 2021, including in the Risk Factors section of such report, as well as in other SEC filings. Forward-looking statements speak only as of the date made and M&T does not assume any duty and does not undertake to update forward-looking statements.

INVESTOR CONTACT:	Brian Klock
(716) 842-5138

MEDIA CONTACT:	Maya Dillon
(646) 735-1958

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M&T BANK CORPORATION

Financial Highlights

	Three months ended			Six months ended
	June 30			June 30
Amounts in thousands, except per share	2022	2021	Change	2022	2021	Change
Performance
Net income	$217,522	458,069	-53%	$579,696	905,318	-36%
Net income available to common shareholders	192,236	438,759	-56%	531,916	866,852	-39%
Per common share:
Basic earnings	$1.08	3.41	-68%	$3.47	6.74	-49%
Diluted earnings	1.08	3.41	-68%	3.45	6.73	-49%
Cash dividends	$1.20	1.10	9%	$2.40	2.20	9%
Common shares outstanding:
Average - diluted (1)	178,277	128,842	38%	153,981	128,756	20%
Period end (2)	175,969	128,686	37%	175,969	128,686	37%
Return on (annualized):
Average total assets	.42%	1.22%		.65%	1.22%
Average common shareholders' equity	3.21%	11.55%		5.34%	11.56%
Taxable-equivalent net interest income	$1,422,443	946,072	50%	$2,329,851	1,931,200	21%
Yield on average earning assets	3.12%	2.85%		2.96%	2.97%
Cost of interest-bearing liabilities	.20%	.14%		.18%	.17%
Net interest spread	2.92%	2.71%		2.78%	2.80%
Contribution of interest-free funds	.09%	.06%		.08%	.07%
Net interest margin	3.01%	2.77%		2.86%	2.87%
Net charge-offs to average total net loans (annualized)	.16%	.19%		.10%	.25%
Net operating results (3)
Net operating income	$577,622	462,959	25%	$953,621	920,331	4%
Diluted net operating earnings per common share	3.10	3.45	-10%	5.88	6.84	-14%
Return on (annualized):
Average tangible assets	1.16%	1.27%		1.11%	1.28%
Average tangible common equity	14.41%	16.68%		13.57%	16.86%
Efficiency ratio	58.3%	58.4%		61.1%	59.4%

	At June 30
Loan quality	2022	2021	Change
Nonaccrual loans	$2,633,005	2,242,057	17%
Real estate and other foreclosed assets	28,692	27,902	3%
Total nonperforming assets	$2,661,697	2,269,959	17%
Accruing loans past due 90 days or more (4)	$523,662	1,077,227	-51%
Government guaranteed loans included in totals above:
Nonaccrual loans	$46,937	49,796	-6%
Accruing loans past due 90 days or more	467,834	1,029,331	-55%
Renegotiated loans	$276,584	236,377	17%
Nonaccrual loans to total net loans	2.05%	2.31%
Allowance for credit losses to total loans	1.42%	1.62%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 17.

(4)	Predominantly residential real estate loans.

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Financial Highlights, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Amounts in thousands, except per share	2022	2022	2021	2021	2021
Performance
Net income	$217,522	362,174	457,968	495,460	458,069
Net income available to common shareholders	192,236	339,590	434,171	475,961	438,759
Per common share:
Basic earnings	$1.08	2.63	3.37	3.70	3.41
Diluted earnings	1.08	2.62	3.37	3.69	3.41
Cash dividends	$1.20	1.20	1.20	1.10	1.10
Common shares outstanding:
Average - diluted (1)	178,277	129,416	128,888	128,844	128,842
Period end (2)	175,969	129,080	128,705	128,699	128,686
Return on (annualized):
Average total assets	.42%	.97%	1.15%	1.28%	1.22%
Average common shareholders' equity	3.21%	8.55%	10.91%	12.16%	11.55%
Taxable-equivalent net interest income	$1,422,443	907,408	937,356	970,953	946,072
Yield on average earning assets	3.12%	2.72%	2.64%	2.82%	2.85%
Cost of interest-bearing liabilities	.20%	.13%	.12%	.14%	.14%
Net interest spread	2.92%	2.59%	2.52%	2.68%	2.71%
Contribution of interest-free funds	.09%	.06%	.06%	.06%	.06%
Net interest margin	3.01%	2.65%	2.58%	2.74%	2.77%
Net charge-offs to average total net loans (annualized)	.16%	.03%	.13%	.17%	.19%
Net operating results (3)
Net operating income	$577,622	375,999	475,477	504,030	462,959
Diluted net operating earnings per common share	3.10	2.73	3.50	3.76	3.45
Return on (annualized):
Average tangible assets	1.16%	1.04%	1.23%	1.34%	1.27%
Average tangible common equity	14.41%	12.44%	15.98%	17.54%	16.68%
Efficiency ratio	58.3%	64.9%	59.7%	57.7%	58.4%

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan quality	2022	2022	2021	2021	2021
Nonaccrual loans	$2,633,005	2,134,231	2,060,083	2,242,263	2,242,057
Real estate and other foreclosed assets	28,692	23,524	23,901	24,786	27,902
Total nonperforming assets	$2,661,697	2,157,755	2,083,984	2,267,049	2,269,959
Accruing loans past due 90 days or more (4)	$523,662	776,751	963,399	1,026,080	1,077,227
Government guaranteed loans included in totals above:
Nonaccrual loans	$46,937	46,151	51,429	47,358	49,796
Accruing loans past due 90 days or more	467,834	689,831	927,788	947,091	1,029,331
Renegotiated loans	$276,584	242,108	230,408	242,955	236,377
Nonaccrual loans to total net loans	2.05%	2.32%	2.22%	2.40%	2.31%
Allowance for credit losses to total loans	1.42%	1.60%	1.58%	1.62%	1.62%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)

Excludes amortization and balances related to goodwill and core deposit and other intangible assets and merger-related expenses which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. Reconciliations of net income with net operating income appear on page 18.

(4)	Predominantly residential real estate loans.

12-12-12-12-12

M&T BANK CORPORATION

Condensed Consolidated Statement of Income

	Three months ended			Six months ended
	June 30			June 30
Dollars in thousands	2022	2021	Change	2022	2021	Change
Interest income	$1,465,142	970,358	51%	$2,393,398	1,987,320	20%
Interest expense	53,425	28,018	91	77,507	63,585	22
Net interest income	1,411,717	942,340	50	2,315,891	1,923,735	20
Provision for credit losses	302,000	(15,000)	—	312,000	(40,000)	—
Net interest income after provision for credit losses	1,109,717	957,340	16	2,003,891	1,963,735	2
Other income
Mortgage banking revenues	82,926	133,313	-38	192,074	272,067	-29
Service charges on deposit accounts	124,170	98,518	26	225,677	191,295	18
Trust income	190,084	162,991	17	359,297	319,013	13
Brokerage services income	24,138	10,265	135	44,328	23,378	90
Trading account and foreign exchange gains	2,293	6,502	-65	7,662	12,786	-40
Gain (loss) on bank investment securities	(62)	(10,655)	—	(805)	(22,937)	—
Other revenues from operations	147,551	112,699	31	283,754	223,629	27
Total other income	571,100	513,633	11	1,111,987	1,019,231	9
Other expense
Salaries and employee benefits	776,201	479,134	62	1,353,721	1,020,212	33
Equipment and net occupancy	124,655	80,848	54	210,467	163,319	29
Outside data processing and software	93,820	74,492	26	173,539	140,243	24
FDIC assessments	22,585	17,876	26	38,161	32,064	19
Advertising and marketing	20,635	13,364	54	36,659	27,992	31
Printing, postage and supplies	15,570	11,133	40	25,720	20,450	26
Amortization of core deposit and other intangible assets	18,384	2,737	572	19,640	5,475	259
Other costs of operations	331,304	185,761	78	504,988	375,034	35
Total other expense	1,403,154	865,345	62	2,362,895	1,784,789	32
Income before income taxes	277,663	605,628	-54	752,983	1,198,177	-37
Applicable income taxes	60,141	147,559	-59	173,287	292,859	-41
Net income	$217,522	458,069	-53%	$579,696	905,318	-36%

13-13-13-13-13

M&T BANK CORPORATION

Condensed Consolidated Statement of Income, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2022	2022	2021	2021	2021
Interest income	$1,465,142	928,256	958,518	992,946	970,358
Interest expense	53,425	24,082	24,725	25,696	28,018
Net interest income	1,411,717	904,174	933,793	967,250	942,340
Provision for credit losses	302,000	10,000	(15,000)	(20,000)	(15,000)
Net interest income after provision for credit losses	1,109,717	894,174	948,793	987,250	957,340
Other income
Mortgage banking revenues	82,926	109,148	139,267	159,995	133,313
Service charges on deposit accounts	124,170	101,507	105,392	105,426	98,518
Trust income	190,084	169,213	168,827	156,876	162,991
Brokerage services income	24,138	20,190	18,923	20,490	10,265
Trading account and foreign exchange gains	2,293	5,369	6,027	5,563	6,502
Gain (loss) on bank investment securities	(62)	(743)	1,426	291	(10,655)
Other revenues from operations	147,551	136,203	138,775	120,485	112,699
Total other income	571,100	540,887	578,637	569,126	513,633
Other expense
Salaries and employee benefits	776,201	577,520	515,043	510,422	479,134
Equipment and net occupancy	124,655	85,812	82,641	80,738	80,848
Outside data processing and software	93,820	79,719	78,814	72,782	74,492
FDIC assessments	22,585	15,576	18,830	18,810	17,876
Advertising and marketing	20,635	16,024	21,228	15,208	13,364
Printing, postage and supplies	15,570	10,150	8,140	7,917	11,133
Amortization of core deposit and other intangible assets	18,384	1,256	1,954	2,738	2,737
Other costs of operations	331,304	173,684	200,850	190,719	185,761
Total other expense	1,403,154	959,741	927,500	899,334	865,345
Income before income taxes	277,663	475,320	599,930	657,042	605,628
Applicable income taxes	60,141	113,146	141,962	161,582	147,559
Net income	$217,522	362,174	457,968	495,460	458,069

14-14-14-14-14

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet

	June 30
Dollars in thousands	2022	2021	Change
ASSETS
Cash and due from banks	$1,688,274	1,410,468	20%
Interest-bearing deposits at banks	33,437,454	33,864,824	-1
Federal funds sold and agreements to resell securities	250,250	—	100
Trading account	278,696	712,558	-61
Investment securities	22,801,717	6,143,177	271
Loans and leases:
Commercial, financial, etc.	39,108,676	25,409,291	54
Real estate - commercial	46,795,139	37,558,775	25
Real estate - consumer	22,767,107	16,704,951	36
Consumer	19,815,198	17,440,415	14
Total loans and leases, net of unearned discount	128,486,120	97,113,432	32
Less: allowance for credit losses	1,823,790	1,575,128	16
Net loans and leases	126,662,330	95,538,304	33
Goodwill	8,501,357	4,593,112	85
Core deposit and other intangible assets	245,358	8,690	—
Other assets	10,167,453	8,351,574	22
Total assets	$204,032,889	150,622,707	35%

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$72,375,515	55,621,230	30%
Interest-bearing deposits	97,982,881	72,647,542	35
Total deposits	170,358,396	128,268,772	33
Short-term borrowings	1,119,321	91,235	—
Accrued interest and other liabilities	3,743,278	2,042,948	83
Long-term borrowings	3,017,363	3,499,448	-14
Total liabilities	178,238,358	133,902,403	33
Shareholders' equity:
Preferred	2,010,600	1,250,000	61
Common	23,783,931	15,470,304	54
Total shareholders' equity	25,794,531	16,720,304	54
Total liabilities and shareholders' equity	$204,032,889	150,622,707	35%

15-15-15-15-15

M&T BANK CORPORATION

Condensed Consolidated Balance Sheet, Five Quarter Trend

	June 30,	March 31,	December 31,	September 30,	June 30,
Dollars in thousands	2022	2022	2021	2021	2021
ASSETS
Cash and due from banks	$1,688,274	1,411,460	1,337,577	1,479,712	1,410,468
Interest-bearing deposits at banks	33,437,454	36,025,382	41,872,304	38,445,788	33,864,824
Federal funds sold and agreements to resell securities	250,250	—	—	—	—
Trading account	278,696	197,558	468,031	624,556	712,558
Investment securities	22,801,717	9,356,832	7,155,860	6,447,622	6,143,177
Loans and leases:
Commercial, financial, etc.	39,108,676	23,496,017	23,473,324	22,514,940	25,409,291
Real estate - commercial	46,795,139	34,553,558	35,389,730	37,023,952	37,558,775
Real estate - consumer	22,767,107	15,595,879	16,074,445	16,209,354	16,704,951
Consumer	19,815,198	18,162,938	17,974,953	17,834,648	17,440,415
Total loans and leases, net of unearned discount	128,486,120	91,808,392	92,912,452	93,582,894	97,113,432
Less: allowance for credit losses	1,823,790	1,472,359	1,469,226	1,515,024	1,575,128
Net loans and leases	126,662,330	90,336,033	91,443,226	92,067,870	95,538,304
Goodwill	8,501,357	4,593,112	4,593,112	4,593,112	4,593,112
Core deposit and other intangible assets	245,358	2,742	3,998	5,952	8,690
Other assets	10,167,453	7,940,433	8,233,052	8,236,582	8,351,574
Total assets	$204,032,889	149,863,552	155,107,160	151,901,194	150,622,707

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$72,375,515	58,520,366	60,131,480	56,542,309	55,621,230
Interest-bearing deposits	97,982,881	67,798,347	71,411,929	72,158,987	72,647,542
Total deposits	170,358,396	126,318,713	131,543,409	128,701,296	128,268,772
Short-term borrowings	1,119,321	50,307	47,046	103,548	91,235
Accrued interest and other liabilities	3,743,278	2,174,925	2,127,931	2,067,188	2,042,948
Long-term borrowings	3,017,363	3,443,587	3,485,369	3,500,391	3,499,448
Total liabilities	178,238,358	131,987,532	137,203,755	134,372,423	133,902,403
Shareholders' equity:
Preferred	2,010,600	1,750,000	1,750,000	1,750,000	1,250,000
Common	23,783,931	16,126,020	16,153,405	15,778,771	15,470,304
Total shareholders' equity	25,794,531	17,876,020	17,903,405	17,528,771	16,720,304
Total liabilities and shareholders' equity	$204,032,889	149,863,552	155,107,160	151,901,194	150,622,707

16-16-16-16-16

M&T BANK CORPORATION

Condensed Consolidated Average Balance Sheet and Annualized Taxable-equivalent Rates

	Three months ended						Change in balance		Six months ended
	June 30,		June 30,		March 31,		June 30, 2022 from		June 30,				Change
Dollars in millions	2022		2021		2022		June 30,	March 31,	2022		2021		in
	Balance	Rate	Balance	Rate	Balance	Rate	2021	2022	Balance	Rate	Balance	Rate	balance
ASSETS
Interest-bearing deposits at banks	$39,386	.82%	32,081	.11%	38,693	.19%	23%	2%	$39,041	.51%	29,886	.11%	31%
Federal funds sold and agreements to resell securities	250	.41	—	.48	—	.71	100	100	126	.41	337	.12	-63
Trading account	136	.59	49	1.76	48	1.61	175	182	92	.85	49	1.60	86
Investment securities	22,384	2.55	6,211	2.23	7,724	2.06	260	190	15,095	2.42	6,407	2.25	136
Loans and leases, net of unearned discount
Commercial, financial, etc.	37,818	3.96	27,055	3.26	23,305	3.61	40	62	30,602	3.83	27,387	3.39	12
Real estate - commercial	47,227	3.87	37,419	3.92	34,957	3.86	26	35	41,126	3.86	37,513	4.04	10
Real estate - consumer	22,761	3.64	17,022	3.54	15,870	3.55	34	43	19,334	3.60	17,212	3.54	12
Consumer	19,793	4.26	17,114	4.44	18,027	4.23	16	10	18,915	4.25	16,869	4.53	12
Total loans and leases, net	127,599	3.94	98,610	3.79	92,159	3.85	29	38	109,977	3.90	98,981	3.89	11
Total earning assets	189,755	3.12	136,951	2.85	138,624	2.72	39	37	164,331	2.96	135,660	2.97	21
Goodwill	8,501		4,593		4,593		85	85	6,560		4,593		43
Core deposit and other intangible assets	254		10		3		—	—	130		11		—
Other assets	10,355		9,087		8,428		14	23	9,393		9,142		3
Total assets	$208,865		150,641		151,648		39%	38%	$180,414		149,406		21%

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Savings and interest-checking deposits	$95,149	.12	71,561	.05	67,267	.04	33%	41%	$81,285	.09	71,013	.06	14%
Time deposits	5,480	.09	3,358	.61	2,647	.21	63	107	4,071	.13	3,544	.69	15
Deposits at Cayman Islands office	—	—	50	.12	—	—	-100	—	—	—	365	.11	-100
Total interest-bearing deposits	100,629	.12	74,969	.07	69,914	.05	34	44	85,356	.09	74,922	.09	14
Short-term borrowings	1,126	1.22	61	.01	56	.01	—	—	594	1.16	61	.01	—
Long-term borrowings	3,282	2.55	3,429	1.74	3,442	1.88	-4	-5	3,362	2.21	3,639	1.76	-8
Total interest-bearing liabilities	105,037	.20	78,459	.14	73,412	.13	34	43	89,312	.18	78,622	.17	14
Noninterest-bearing deposits	74,054		53,444		58,141		39	27	66,141		52,159		27
Other liabilities	3,684		2,167		2,201		70	67	2,946		2,175		35
Total liabilities	182,775		134,070		133,754		36	37	158,399		132,956		19
Shareholders' equity	26,090		16,571		17,894		57	46	22,015		16,450		34
Total liabilities and shareholders' equity	$208,865		150,641		151,648		39%	38%	$180,414		149,406		21%

Net interest spread		2.92		2.71		2.59				2.78		2.80
Contribution of interest-free funds		.09		.06		.06				.08		.07
Net interest margin		3.01%		2.77%		2.65%				2.86%		2.87%

17-17-17-17-17

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures

	Three months ended		Six months ended
	June 30		June 30
	2022	2021	2022	2021
Income statement data
In thousands, except per share
Net income
Net income	$217,522	458,069	579,696	905,318
Amortization of core deposit and other intangible assets (1)	14,138	2,023	15,071	4,057
Merger-related expenses (1)	345,962	2,867	358,854	10,956
Net operating income	$577,622	462,959	953,621	920,331

Earnings per common share
Diluted earnings per common share	$1.08	3.41	3.45	6.73
Amortization of core deposit and other intangible assets (1)	.08	.02	.10	.03
Merger-related expenses (1)	1.94	.02	2.33	.08
Diluted net operating earnings per common share	$3.10	3.45	5.88	6.84

Other expense
Other expense	$1,403,154	865,345	2,362,895	1,784,789
Amortization of core deposit and other intangible assets	(18,384)	(2,737)	(19,640)	(5,475)
Merger-related expenses	(222,809)	(3,893)	(240,181)	(13,844)
Noninterest operating expense	$1,161,961	858,715	2,103,074	1,765,470
Merger-related expenses
Salaries and employee benefits	$85,299	4	85,386	4
Equipment and net occupancy	502	—	2,309	—
Outside data processing and software	716	244	968	244
Advertising and marketing	1,199	24	1,827	24
Printing, postage and supplies	2,460	2,049	3,182	2,049
Other costs of operations	132,633	1,572	146,509	11,523
Other expense	222,809	3,893	240,181	13,844
Provision for credit losses	242,000	—	242,000	—
Total	$464,809	$3,893	$482,181	$13,844
Efficiency ratio
Noninterest operating expense (numerator)	$1,161,961	858,715	2,103,074	1,765,470
Taxable-equivalent net interest income	$1,422,443	946,072	2,329,851	1,931,200
Other income	571,100	513,633	1,111,987	1,019,231
Less: Gain (loss) on bank investment securities	(62)	(10,655)	(805)	(22,937)
Denominator	$1,993,605	1,470,360	3,442,643	2,973,368
Efficiency ratio	58.3%	58.4%	61.1%	59.4%
Balance sheet data
In millions
Average assets
Average assets	$208,865	150,641	180,414	149,406
Goodwill	(8,501)	(4,593)	(6,560)	(4,593)
Core deposit and other intangible assets	(254)	(10)	(130)	(11)
Deferred taxes	60	3	31	3
Average tangible assets	$200,170	146,041	173,755	144,805
Average common equity
Average total equity	$26,090	16,571	22,015	16,450
Preferred stock	(2,011)	(1,250)	(1,881)	(1,250)
Average common equity	24,079	15,321	20,134	15,200
Goodwill	(8,501)	(4,593)	(6,560)	(4,593)
Core deposit and other intangible assets	(254)	(10)	(130)	(11)
Deferred taxes	60	3	31	3
Average tangible common equity	$15,384	10,721	13,475	10,599
At end of quarter
Total assets
Total assets	$204,033	150,623
Goodwill	(8,501)	(4,593)
Core deposit and other intangible assets	(245)	(9)
Deferred taxes	57	2
Total tangible assets	$195,344	146,023
Total common equity
Total equity	$25,795	16,720
Preferred stock	(2,011)	(1,250)
Common equity	23,784	15,470
Goodwill	(8,501)	(4,593)
Core deposit and other intangible assets	(245)	(9)
Deferred taxes	57	2
Total tangible common equity	$15,095	10,870

(1)	After any related tax effect.

18-18-18-18-18

M&T BANK CORPORATION

Reconciliation of Quarterly GAAP to Non-GAAP Measures, Five Quarter Trend

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Income statement data
In thousands, except per share
Net income
Net income	$217,522	362,174	457,968	495,460	458,069
Amortization of core deposit and other intangible assets (1)	14,138	933	1,447	2,028	2,023
Merger-related expenses (1)	345,962	12,892	16,062	6,542	2,867
Net operating income	$577,622	375,999	475,477	504,030	462,959

Earnings per common share
Diluted earnings per common share	$1.08	2.62	3.37	3.69	3.41
Amortization of core deposit and other intangible assets (1)	.08	.01	.01	.02	.02
Merger-related expenses (1)	1.94	.10	.12	.05	.02
Diluted net operating earnings per common share	$3.10	2.73	3.50	3.76	3.45

Other expense
Other expense	$1,403,154	959,741	927,500	899,334	865,345
Amortization of core deposit and other intangible assets	(18,384)	(1,256)	(1,954)	(2,738)	(2,737)
Merger-related expenses	(222,809)	(17,372)	(21,190)	(8,826)	(3,893)
Noninterest operating expense	$1,161,961	941,113	904,356	887,770	858,715
Merger-related expenses
Salaries and employee benefits	$85,299	87	112	60	4
Equipment and net occupancy	502	1,807	340	1	—
Outside data processing and software	716	252	250	625	244
Advertising and marketing	1,199	628	337	505	24
Printing, postage and supplies	2,460	722	186	730	2,049
Other costs of operations	132,633	13,876	19,965	6,905	1,572
Other expense	222,809	17,372	21,190	8,826	3,893
Provision for credit losses	242,000	—	—	—	—
Total	$464,809	17,372	21,190	8,826	3,893
Efficiency ratio
Noninterest operating expense (numerator)	$1,161,961	941,113	904,356	887,770	858,715
Taxable-equivalent net interest income	$1,422,443	907,408	937,356	970,953	946,072
Other income	571,100	540,887	578,637	569,126	513,633
Less: Gain (loss) on bank investment securities	(62)	(743)	1,426	291	(10,655)
Denominator	$1,993,605	1,449,038	1,514,567	1,539,788	1,470,360
Efficiency ratio	58.3%	64.9%	59.7%	57.7%	58.4%
Balance sheet data
In millions
Average assets
Average assets	$208,865	151,648	157,722	154,037	150,641
Goodwill	(8,501)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(254)	(3)	(5)	(7)	(10)
Deferred taxes	60	1	1	2	3
Average tangible assets	$200,170	147,053	153,125	149,439	146,041
Average common equity
Average total equity	$26,090	17,894	17,613	17,109	16,571
Preferred stock	(2,011)	(1,750)	(1,750)	(1,495)	(1,250)
Average common equity	24,079	16,144	15,863	15,614	15,321
Goodwill	(8,501)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(254)	(3)	(5)	(7)	(10)
Deferred taxes	60	1	1	2	3
Average tangible common equity	$15,384	11,549	11,266	11,016	10,721
At end of quarter
Total assets
Total assets	$204,033	149,864	155,107	151,901	150,623
Goodwill	(8,501)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(245)	(3)	(4)	(6)	(9)
Deferred taxes	57	1	1	2	2
Total tangible assets	$195,344	145,269	150,511	147,304	146,023
Total common equity
Total equity	$25,795	17,876	17,903	17,529	16,720
Preferred stock	(2,011)	(1,750)	(1,750)	(1,750)	(1,250)
Common equity	23,784	16,126	16,153	15,779	15,470
Goodwill	(8,501)	(4,593)	(4,593)	(4,593)	(4,593)
Core deposit and other intangible assets	(245)	(3)	(4)	(6)	(9)
Deferred taxes	57	1	1	2	2
Total tangible common equity	$15,095	11,531	11,557	11,182	10,870

(1)	After any related tax effect.